Exhibit 99.2

ReShape Lifesciences Announces Pricing of Public Offering

San Clemente, CA, September 18, 2018 — ReShape Lifesciences Inc. (Nasdaq:RSLS), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, today announced the pricing of its previously announced public offering of 11,688,890 shares of its common stock and warrants to purchase up to 5,844,445 shares of its common stock, at a public offering price of $0.045 per share and associated warrant. The offering is expected to close on or about September 20, 2018, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering, before deducting placement agent fees and estimated offering expenses payable by ReShape Lifesciences, are expected to be approximately $0.52 million. All of the securities in the offering are to be sold by ReShape Lifesciences.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $0.045 per share of common stock, are exercisable immediately upon issuance and will expire five years following the issuance date.

ReShape Lifesciences intends to use the net proceeds from this offering to continue its commercialization efforts, for clinical and product development activities, and for other working capital and general corporate purposes.

A shelf registration statement on Form S-3 relating to the public offering of the securities described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective.  The offering will be made solely by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or by e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell, a solicitation of an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved ReShape Balloon™ System involves a non-surgical weight loss procedure that uses advanced balloon technology designed to take up room in the stomach to help people with a 30-40 kg/m2 Body Mass Index (BMI) and at least one co-morbidity lose weight. ReShape vBloc™ Therapy, delivered by an FDA-approved pacemaker-like device called the ReShape vBloc System, is designed to help patients with a 40-45 kg/m2, or a 35-39.9 kg/m2 BMI and at least one co- morbidity feel full and eat less by intermittently blocking hunger signals on the vagus nerve. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements regarding the satisfaction of customary closing conditions in connection with the public offering and the anticipated use of proceeds therefrom. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: statements relating to the completion, size and use of proceeds of the public offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the public offering, risks and uncertainties related to our acquisitions of ReShape Medical, Inc. and BarioSurg, Inc.; risks related to the U.S. Food and Drug Administration’s announcement, including updates thereto, to alert health care providers of unanticipated deaths involving the ReShape Balloon; our proposed ReShape Vest product may not be successfully developed and commercialized; our ability to continue as a going concern if we are unsuccessful in our pursuit of various funding options; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements and remain listed on Nasdaq; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system or ReShape Balloon; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in our annual report on Form 10-K filed April 2, 2018 and our quarterly report on Form 10-Q filed August 20, 2018. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.